Exhibit 99.1

CONFORMED COPY

JOINT FILING AGREEMENT

Telenor East Holding II AS, Telenor Mobile Holding AS and Telenor ASA, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us. Further, each of the undersigned below hereby agrees that the joint filing agreement dated December 20, 2010 between Telenor East Holding II AS, Telenor Mobile Holding AS, Telenor ASA, Telenor East Invest AS and Telenor Mobile Communications AS is hereby terminated, and that such agreement shall be replaced by this Agreement.

Dated: April 4, 2012

TELENOR MOBILE COMMUNICATIONS AS

By	/s/ Bjørn Hogstad
Name:	Bjørn Hogstad
Title:	Attorney-in-fact

TELENOR EAST HOLDING II AS

By	/s/ Bjørn Hogstad
Name:	Bjørn Hogstad
Title:	Attorney-in-fact

TELENOR EAST INVEST AS

By	/s/ Bjørn Hogstad
Name:	Bjørn Hogstad
Title:	Attorney-in-fact

TELENOR MOBILE HOLDING AS

By	/s/ Bjørn Hogstad
Name:	Bjørn Hogstad
Title:	Attorney-in-fact

TELENOR ASA

By	/s/ Bjørn Hogstad
Name:	Bjørn Hogstad
Title:	Attorney-in-fact